Exhibit 3.89

COMMONWEALTH OF PENNSYLVANIA DEPARTMENT OF STATE

NOVEMBER 2, 2012

TO ALL WHOM THESE PRESENTS SHALL COME, GREETING:

Veolia ES Lancaster, LLC

I, Carol Aichele, Secretary of the Commonwealth of Pennsylvania

do hereby certify that the foregoing and annexed is a true and correct copy of

1	Limited filed on June 21, 2002

2	LIMITED LIABILITY AMENDMENT filed on June 9, 2006

which appear of record in this department.

IN TESTIMONY WHEREOF, I have hereunto set my hand and caused the Seal of the Secretary’s Office to be affixed, the day and year above written.

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Entity Number 6079345

Certificate of Organization

Domestic Limited Liability Company

(15 Pa.C.S. 8914)

Fee: $100

In compliance with the requirements of 15 Pa.C.S. § 8913 (relating to certificate of organization), the undersigned desiring to organize a limited liability company, hereby certifies that:

1. The name of the limited liability company (designator is required, i.e., “company”. “limited” or “limited liability company” or abbreviation):

Onyx Lancaster, LLC

2. The (a) address of the limited liability company’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a) Number and Street	City	State	Zip	County

(b) Name of Commercial Registered Office Provider	County

c/o: C T Corporation System Dauphin

3. The name and address, including street and number, if any, of each organizer is (all organizers must sign on page 2):

Name Address

Karen K. Duke	Onyx Waste Services, Inc.

125 South 84th Street, Suite 200

Milwaukee. WI 53214

4.	Strike cut if inapplicable term

~~A member’s interest in the company is to be evidenced by a certificate of member ship interest.~~

5. Strike out if inapplicable:

~~Management of the company is vested in a manager or managers.~~

6. The specified effective date, if arty is:

month date year hour, if any

7. Strike out if inapplicable: ~~The company is a restricted professional company organized to render the following restricted professional service(s).~~

8. For additional provisions of the certificate, any, attach an 8 1/2% x 11 sheets,

IN TESTIMONY WHEREOF, the organizer(s) has (have) signed this Certificate of Organization this 20th day of June 2002.

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Certificate of Amendment-Domestic

(15 Pa.C.S.)

Limited Partnership (§ 8512)

Limited Liability Company (§ 8931)

Fee: $70

In compliance with the requirements of the applicable provisions (misting to certificate of amendment), the undersigned, desiring to amend its Certificate of Limited Partnership/Organization, hereby certifies that

1. The name of the limited partnership/limited liability company is:

Onyx Lancaster, LLC

2. The date of filing of the original Certificate of Limited Partnership/Organization: June 21, 2002

3. Check and if appropriate complete, one of the following:

The amendment adopted by the limited partnership/limited liability company, set forth in full, is as follows:

The name of the limited liability company shall be Veolia ES Lancaster, LLC

The amendment adopted by the limited partnership/limited liability company Is set forth in full in Exhibit A attached hereto and made a part hereof.

4. Check and if appropriate complete, one of the following:

The amendment shall be effective upon filing this Certificate of Amendment in the Department of State.

The amendment shall be effective on 7-1-06

Date Hour

5. Check if the amendment restates the Certificate of Limited Partnership/Organization:

The restated Certificate of Limited Partnership/Organization supersedes the original Certificate of Limited Partnership/Organization and all previous amendments thereto.

IN TESTIMONY WHEREOF, the undersigned limited partnership/limited liability company has caused this Certificate of Amendment to be executed this 5th day of June 2006

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Certificate of Amendment-Domestic

(15 Pa.C.S.)

Limited Partnership (§ 8512)

Limited Liability Company (§ 8951)

Fee: $70

In compliance with the requirements of the applicable provisions (relating to certificate of amendment), the undersigned, desiring to amend its Certificate of Limited Partnership/Organization, hereby certifies that:

1: The name of the limited partnership/limited liability company is:

Veolia ES Lancaster, LLC

2. The date of filing of the original Certificate of Limited Partnership/Organization: June 21, 2002

3. Check, and if appropriate complete, one of the following:

X The amendment adopted by the limited partnership/limited liability company, set forth in full, is as follows:

The name of the limited liability company is Advanced Disposal Services Lancaster Landfall, LLC

     The amendment adopted by the limited partnership/limited liability company is set forth in full in Exhibit A attached hereto and made a part hereof.

4. Check, and ([appropriate complete, one of the following:

X The amendment shall he effective upon filing this Certificate of Amendments in the Department of State.

     The amendment shall be effective on:              at

Date Hour

5. Check if the amendment restates the Certificate of Limited Partnership Organization

__ The restated Certificate of Limited Partnership/Organization supersedes the original Certificate of Limited Partnership/Organization and all previous amendments thereto.

IN TESTIMONY WHEREOF, the undersigned limited partnership/limited liability company has mused this Certificate of Amendment to be executed this 29th day of November 2012